Exhibit 99.1

Xencor Appoints Ellen G. Feigal, M.D., to Board of Directors

MONROVIA, Calif., November 8, 2018 — Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of autoimmune diseases, asthma and allergic diseases and cancer, today announced the appointment of Ellen G. Feigal, M.D., to its board of directors. Dr. Feigal is currently a partner at NDA Partners, a strategy consulting firm, where she leads efforts in designing and executing product development and regulatory strategies in the areas of cell therapies, medical imaging, hematology and oncology. She is also adjunct faculty at the Sandra Day O’Connor College of Law, Arizona State University, where she teaches FDA drug law and medical research ethics and law.

“Dr. Feigal’s exceptional career as an oncologist in clinical development spans 30 years across leadership roles in industry, academia, public service and nonprofits, and she has accrued a unique perspective from this wealth of experience,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor. “We are excited to benefit from her contributions to the board as we advance our pipeline of XmAb antibodies in autoimmune disease and oncology, grow our pipeline with novel bispecific antibodies and continue to expand the potential of our bispecific antibody technologies.”

“With twelve clinical programs engineered using Xencor’s innovative technology, the company has a tremendous opportunity to potentially improve the treatment of patients who have limited options, and I look forward to serving on the board of directors as the company continues to advance its programs,” said Dr. Feigal.

Dr. Feigal was formerly senior vice president of research and development at the California Institute for Regenerative Medicine; executive medical director, global development, at Amgen; and chief medical officer at Insys Therapeutics. She was a founding director of the American Course on Drug Development and Regulatory Sciences at the University of California, San Francisco. Prior to UCSF, Dr. Feigal was director of medical devices and imaging at the Critical Path Institute and vice president of clinical sciences at the Translational Genomics Research Institute. From 1992 to 2004, she held leadership roles at the National Cancer Institute, where she directed the Division of Cancer Treatment and Diagnosis after serving as deputy director of the division and as a senior investigator in the Cancer Therapy Evaluation Program. Dr. Feigal received her M.D. from the University of California, Davis and completed an internal medicine residency at Stanford University and a hematology/oncology fellowship at University of California, San Francisco.

About Xencor, Inc.

Xencor is a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of autoimmune diseases, asthma and allergic diseases and cancer. Currently, 12 candidates engineered with Xencor’s XmAb® technology are in clinical development internally and with partners. Xencor’s internal programs include: XmAb®5871 in Phase 2 development for the treatment of IgG4-related disease, and also for the treatment of systemic lupus erythematosus; XmAb®7195 in Phase 1 development for the treatment of asthma and allergic diseases; XmAb®14045 in Phase 1 development for acute myeloid leukemia; XmAb®13676 in Phase 1 development for B-cell malignancies; XmAb®18087 in Phase 1 development for the treatment of neuroendocrine tumors and gastrointestinal stromal tumors; XmAb®20717 in Phase 1 development for the treatment of advanced solid tumors, and XmAb®22841, XmAb®23104 and XmAb®24306 in preclinical development for the treatment of multiple cancers. Xencor’s XmAb antibody engineering technology enables small changes to the structure of monoclonal antibodies resulting in new mechanisms of therapeutic action. Xencor partners include Novartis, Amgen, MorphoSys, CSL, Alexion and Boehringer Ingelheim. For more information, please visit www.xencor.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are forward-looking statements within the meaning of applicable securities laws, including, but not limited to, the quotations from Xencor’s president and chief executive officer and any expectations relating to Xencor’s financial expectations and business, the timing and success of clinical trials, future product candidates, Xencor’s research and development programs, partnering efforts and capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks described in Xencor’s public securities filings. For a discussion of these and other factors, please refer to Xencor’s annual report on Form 10-K for the year ended December 31, 2017 as well as Xencor’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements are based on Xencor’s current information and belief as well as assumptions made by Xencor. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Investor Contact: John Kuch, Senior Vice President, Finance and Chief Financial Officer, Xencor, Tel: 626-737-8013, jkuch@xencor.com ; Corporate Communications Contact: Jason I. Spark, Canale Communications for Xencor, Tel: 619-849-6005, jason@canalecomm.com